Exhibit 10.2

          FORM OF AMENDMENT TO SALARY CONTINUATION AGREEMENT


     This Amendment to Salary Continuation Agreement ("Amendment") is made and entered into as of the ____ day of __________, 1998, by and between Interface, Inc. (the "Company") and ______________________ ("Employee").

                         W I T N E S S E T H :

     WHEREAS, the Company and Employee did enter into that certain Salary Continuation Agreement dated as of ____________, 1998 (the
"Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement in certain respects, as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the same meanings ascribed to such terms in the Agreement.

2. Section 6(a) of the Agreement is hereby deleted in its entirety and the following is substituted in its place:

          (a)  Acceleration of Payments.  The Company shall not have a
               -------------------------
     unilateral right to accelerate the payment of any benefits payable under this Agreement. Employee (or, in the case of Employee's death or mental incapacity, his Beneficiary or spouse, as applicable under Section 4(b), or the duly appointed representative of his person or estate) may request in writing an acceleration of the payment of any benefits payable under this Agreement, provided that the Company shall have the sole discretion to determine whether any such acceleration will be permitted and the Company may establish standards for permitting such accelerated distributions. In the event such acceleration is approved by the Company, the amount payable will be the single sum present value of the payments otherwise due Employee and shall be determined in accordance with the following:

               (i) If, at the time of such acceleration, Employee has already commenced receiving Early Retirement or Normal Retirement Payments, the amount payable shall be the single sum present value of the scheduled Early Retirement or Normal Retirement Payments (using the mortality table and interest rate assumptions set forth in clause (iv) below).

               (ii) If, at the time of such acceleration, Employee has not yet commenced receiving Early Retirement or Normal Retirement Payments, Employee shall be assumed to have continued his employment with the Company and elected to commence his retirement on the date ranging from age 55 to age 65 (the "Maximum Benefit Date") that will result in his receiving on the acceleration payment date the greatest single sum present value benefit (of Early Retirement or Normal Retirement Payments, as the case may be) that could be paid to Employee (using the mortality table and interest rate assumptions set forth in clause (iv) below).

               (iii) In addition, in the event Employee has been terminated without Cause at any time following a Change in Control (or a Voluntary Termination has occurred within six months prior to, or within 24 months following, the date of a Change in Control), and at the time of such acceleration Employee has not yet commenced receiving Early Retirement Payments, the single sum present value benefit otherwise payable to Employee under clause (ii) above shall be increased by a percentage equal to: (x) the average annual percentage increase in the U.S. consumer price index -- all cities -- urban consumers, published by the U.S. Department of Labor (or if no longer published, such other mutually agreed index) over the preceding 20 years, MULTIPLIED BY
          (y) the number of years (and partial years determined on a monthly basis) between the date of such termination and the Maximum Benefit Date.

               (iv) The calculations under this Section 6(a) shall be made by applying the mortality tables prescribed in Code
          Section 417(e), and an interest rate that is the lesser of
          (x) six percent or (y) the interest rate used by the Pension Benefit Guaranty Corporation (or its successor organization) as of the first day of the calendar year in which the acceleration occurs to value immediate annuities on termination of a Code Section 401(a) qualified defined benefit pension plan.

3. The sentence in Schedule A under the heading "Change in Control" is amended to read in its entirety as follows:

          Notwithstanding anything to the contrary contained herein, in the event of a Change in Control, the benefits described in this Schedule A are subject to certain protections and enhancements as described in Sections 6(a), 6(c), 8(b) and 10 of the Agreement.

4. The Agreement, as expressly modified by this Amendment, shall remain in full force and effect in accordance with its terms and continue to bind the parties.

     IN WITNESS WHEREOF, Employee has executed this Amendment, and the Company has caused this Amendment to be executed by its duly authorized officers, as of the date first written above.

                              INTERFACE, INC.



                              By: ____________________________________
                                   Ray C. Anderson
                                   Chairman and CEO


                              Attest:__________________________________
                                      Raymond S. Willoch
                                      Secretary

                              EMPLOYEE



                              _________________________________________











                                 - 3 -